SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 25, 2002

SERVICE MERCHANDISE COMPANY, INC.
(Debtor-in-Possession as of March 27, 1999)

(Exact name of registrant as specified in its charter)

Tennessee	1-9223	62-0816060

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Service Merchandise Boulevard, Brentwood, TN	37027

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (615) 660-6000

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
MONTHLY OPERATING REPORT

Item 5. Other Events

     The Company has filed its monthly operating report for the period commencing November 25, 2002 and ended December 29, 2002 (the “Operating Report”) with the Bankruptcy Court in connection with its voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case No. 399-02649, a copy of which is attached hereto as Exhibit 99.

     The Company cautions readers not to place undue reliance upon the information contained in the Operating Report. The Operating Report contains unaudited information, and is in a format prescribed by the applicable bankruptcy laws. The financial statements and schedules related to the Company included in the Operating Report have not been prepared on a liquidation basis in accordance with generally accepted accounting principles (“GAAP”). Preparation of the financial statements and schedules on a liquidation basis of accounting would result in material adjustments to the financial statements and schedules. Consequently, no representation is made regarding the sufficiency of the financial statements and schedules. The Company cautions readers not to place undue reliance on the financial statements and schedules contained herein.

     There can be no assurance that the Operating Report is complete in all material respects. The Operating Report also contains information for periods which may be shorter or otherwise different from those contained in standard reports filed pursuant to the Exchange Act. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s anticipated liquidation or anticipated distributions that may not be realized and are subject to significant business, judicial, economic and competitive uncertainties and potential contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized. Actual results may differ materially from that contemplated in any forward-looking statement and the Company undertakes no obligation to update or revise any such statement or Operating Report.

     The results of the Company’s planned liquidation and related distributions and the Company’s liquidity and capital resources are subject to a number of risks and uncertainties including, but not limited to, the following: matters affecting the timing and amounts of anticipated distributions to creditors; the ability of the Company to maximize asset value and control expenses; potential adverse developments with respect to the Company’s activities; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the effectiveness of the planned liquidation; the ability of the Company to retain and compensate key executives and associates; potential adverse publicity; and real estate costs, including the substantial fixed investment costs associated with disposing of Company stores.

     On January 4, 2002, the Company announced that it would cease continuing business operations. In its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2002, the Company announced that it would adopt modified reporting to the SEC in light of its intention to liquidate, its limited resources, its inability to continue filing such reports without unreasonable effort and expense, its belief that modified reports will provide adequate information to interested parties and other factors. The Sarbanes-Oxley Act of 2002 requires that the principal executive officer and financial officer of a reporting company make certain certifications in their company’s periodic reports. The Company believes that its officers will not make any such certifications because the Company does not intend to file any reports on Forms 10-K or 10-Q in the future. Moreover, the Company has adopted modified reporting as described above and does not prepare its financial statements in accordance with GAAP.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99	Monthly Operating Report for period ended December 29, 2002.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE MERCHANDISE COMPANY, INC.

Date: January 27, 2003	By:	/s/ C. Steven Moore

C. Steven Moore Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99	Monthly Operating Report for the period ended December 29, 2002.